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                                                                  Exhibit 10.23


                           SECOND AMENDMENT TO LEASE


THIS SECOND AMENDMENT TO LEASE (this "SECOND AMENDMENT") is made this 11th day of August, 2000, by and between SPIEKER PROPERTIES, L.P., a California limited partnership ("LANDLORD"), and BROCADE COMMUNICATIONS SYSTEMS, INC., a Delaware corporation ("TENANT").

        WHEREAS, Landlord and Tenant entered into a Lease dated December 17, 1999 (the "Original Lease"), as modified by that certain First Amendment to Lease dated as of February 16, 2000 (the "First Amendment"), for those certain premises located at 1745 Technology Drive (approximately 210,677 rentable square feet) and 1741 Technology Drive (approximately 39,043 rentable square feet), San Jose, California (the "ORIGINAL PREMISES"), each as more fully described in the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease; and

        WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, additional space at 1741 Technology Drive (approximately 21,667 rentable square feet) to become part of the Original Premises under the terms and conditions as provided herein; and

        WHEREAS, Landlord and Tenant desire to modify the Lease as provided herein.

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

        1. The following shall be added to and made a part of the Lease as a new Paragraph 39.F:

        "A. RENT. Subject to the provisions of Paragraphs 2.B of the Lease, Base Rent, net of Operating Expenses per Paragraph 7 of this Lease, for the Original Premises and the Second Expansion Premises shall be as follows:


                                                                     SECOND
                                              FIRST                 AMENDMENT
                                            AMENDMENT                (SECOND               NEW TOTAL BASE RENT FOR ORIGINAL
                                            (ORIGINAL                EXPANSION              PREMISES AND SECOND EXPANSION
    RENTAL MONTHS                           PREMISES)                PREMISES)                        PREMISES
---------------------------------          -----------              ----------           ----------------------------------------
From the Term Commencement Date            $627,432.00               $0.00 per           $627,432.00 per month plus Operating
through December 31, 2000:                  per month                 month              Expenses per Paragraph 7 of this Lease.
                                                                                         Operating Expenses for the calendar year
                                                                                         2000 are estimated to be $217,256.00 per
                                                                                         month.

January 1, 2001 through Month 12:          $627,432.00             $104,002.00           $731,434.00 per month plus Operating
                                            per month               per month            Expenses per Paragraph 7 of this Lease.

Month 13 following the Term                $646,254.00             $107,122.00           $753,376.00 per month plus Operating
Commencement Date through Month 24:         per month               per month            Expenses per Paragraph 7 of this Lease.

Month 25 following the Term                $665,642.00             $110,335.00           $775,977.00 per month plus Operating
Commencement Date through Month 36:         per month               per month            Expenses per Paragraph 7 of this Lease.

Month 37 following the Term                $685,611.00             $113,645.00           $799,256.00 per month plus Operating
Commencement Date through Month 48:         per month               per month            Expenses per Paragraph 7 of this Lease.

Month 49 following the Term                $706,179.00             $117,055.00           $823,234.00 per month plus Operating
Commencement Date through Month 60:         per month               per month            Expenses per Paragraph 7 of this Lease.

Month 61 following the Term                $727,364.00             $120,566.00           $847,930.00 per month plus Operating
Commencement Date through Month 72:         per month               per month            Expenses per Paragraph 7 of this Lease.

Month 73 following the Term                $749,185.00             $124,183.00           $873,368.00 per month plus Operating
Commencement Date through Month 84:         per month               per month            Expenses per Paragraph 7 of this Lease.

Month 85 following the Term                $771,661.00             $127,909.00           $899,570.00 per month plus Operating
Commencement Date through Month 96:         per month               per month            Expenses per Paragraph 7 of this Lease.

Month 97 following the Term                $794,811.00             $131,746.00           $926,557.00 per month plus Operating
Commencement Date through Month 108:        per month               per month            Expenses per Paragraph 7 of this Lease.

Month 109 following the Term               $818,655.00             $135,698.00           $954,353.00 per month plus Operating
Commencement Date through Month 120:        per month               per month            Expenses per Paragraph 7 of this Lease.

        2.      Insert as a new Paragraph 39.G. the following:

        "G. SECOND EXPANSION PREMISES. Landlord shall deliver to Tenant possession of the premises depicted on ATTACHMENT A, attached hereto (the "SECOND EXPANSION PREMISES"), which Second Expansion Premises comprise approximately twenty-one thousand six hundred sixty-seven (21,667) rentable square feet and is in


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        the building located at 1741 Technology Drive, San Jose, California. The terms and conditions of this Lease shall apply to Tenant's possession and use of the Second Expansion Premises. Tenant shall be liable for the payment of Base Rent and Operating Expenses with respect to the Second Expansion Premises as of the Second Expansion Premises Term Commencement Date (as defined below). The term commencement date ("SECOND EXPANSION PREMISES TERM COMMENCEMENT DATE") with respect to the Second Expansion Premises shall be January 1, 2001. By taking possession of the Second Expansion Premises, Tenant accepts them "as is", as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant's intended operations in the Second Expansion Premises, whether or not any notice of acceptance is given. Landlord shall make commercially reasonable efforts to deliver possession of the Second Expansion Premises to Tenant on January 1, 2001. If for any reason Landlord cannot deliver possession of the Second Expansion Premises to Tenant on the scheduled Second Expansion Premises Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and unless the Second Expansion Premises have been delivered to Tenant, Tenant agrees to accept possession of the Second Expansion Premises at such time that Landlord delivers possession, which date shall then be deemed the Second Expansion Premises Term Commencement Date. Upon the Second Expansion Premises Term Commencement Date, the Second Expansion Premises shall be a part of the Premises under this Lease and the terms and conditions of the Lease shall apply to the Second Expansion Premises as a part of the Premises, except as expressly stated herein."

        3. "Tenant's Proportionate Share" with respect to the Original Premises at 1741 Technology Drive and the Second Expansion Premises (collectively) shall be 45.64%.

        4. The effectiveness of this Second Amendment shall be contingent upon Landlord obtaining a fully executed and binding termination of the lease agreement with the current tenant of the Second Expansion Premises and such current tenant surrenders possession of the Second Expansion Premises to Landlord. In the event that Landlord fails to obtain such termination of lease agreement on or before the Second Expansion Premises Term Commencement Date, this Second Amendment shall be null and void and of no further force and effect.

        5. Provided this Second Amendment is not rendered ineffective pursuant to Paragraph 4 above, Tenant's one-time right of first offer as provided in Paragraph 10 of the First Amendment shall be null and void with respect to the Second Expansion Premises.

        6. Landlord and Tenant each represent and warrant to the other that they have had no other dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment to Lease, excepting only Bailes & Associates, Inc. ("Broker") who represents Tenant, and that Landlord shall not pay any commissions or fees to Broker in connection with this Second Amendment to Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, occurring by, through, or under the indemnifying party.


        Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

        IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment as of the date first written above.


LANDLORD:                                  TENANT:

Spieker Properties, L.P.,                  Brocade Communications Systems, Inc.,
A California limited partnership           a Delaware corporation



By: Spieker Properties, Inc.,              By:
    a Maryland corporation                    --------------------------------
    its General Partner                       Michael J. Byrd
                                              Its: Vice President, Finance
                                                   Chief Financial Officer

  By:                                      By:
    --------------------------------          --------------------------------
         John W. Petersen                          Victor Rinkle
    Its: Senior Vice President                Its: Vice President, Operations



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                                  ATTACHMENT A








                       1741 TECHNOLOGY DRIVE, SUITE #300